Exhibit 10.3

                     ALTAIR EXECUTIVE EMPLOYMENT AGREEMENT

             THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of August 16, 2004, by and between Altair Nanomaterials, Inc., a Nevada corporation (the "Company"), Altair Nanotechnologies Inc., a Canadian corporation ("Parent" together with the Company and all consolidated subsidiaries of the Parent (the "Consolidated Company")), and Alan Gotcher ("Employee").

                                    RECITALS

             A. The Company is a wholly-owned subsidiary of Parent and holds substantially all of the operating assets of the Parent and its consolidated subsidiaries.

             B. The Company desires to retain Employee as an employee of the Company subject to the terms and conditions of this Agreement.

             C. Employee desires to continue his employment with the Company subject to the terms and conditions of this Agreement.

             NOW, THEREFORE, in consideration of this Agreement and of the covenants and conditions contained in this Agreement, the parties hereto agree as follows:

1. Employment; Location. The Company hereby employs Employee, and Employee hereby accepts such employment, in Washoe County in the State of Nevada or in such other location as may be mutually agreed between Employee and the Company.

2. Term. The Company agrees to employ Employee, and Employee agrees to accept employment with the Company, during the following term, unless this Agreement is sooner terminated pursuant to the terms of this Agreement: (a) an initial period of two-years beginning on the date first set forth above and ending on the two-year anniversary thereof (the "Initial Term"), and (b) at the option of the Company given exercised by the giving of written notice at any time prior to the one-year anniversary of the date first set forth above, an additional one-year period beginning on the second anniversary of the date first set forth above and ending on the third anniversary of the date first set forth above (the "Renewal Term"). The Initial Term and, if the Agreement is renewed by the Company for the Renewal Term, the Renewal Term shall collectively be referred to as the "Term". If Employee's employment with the Company continues beyond the Term, the terms of this Agreement will continue to govern Employee's employment with the Company.

3. Duties. Employee's initial title shall be Chief Executive Officer of the Parent and of the Company. Employee's duties shall include such duties as are specifically assigned or delegated to Employee by the Board of Directors of the Company and/or the Board of Directors of the Parent (either such Board of Directors, the "Board") and such other duties as are typically performed by an employee with the same position as Employee. Employee acknowledges that the Board may change, increase or decrease Employee's title, position and/or duties from time to time its discretion. Employee shall diligently execute his or her duties and shall devote his full time, skills and efforts to such duties during ordinary working hours. Employee shall faithfully adhere to, execute and fulfill all lawful policies established from time to time by the Company.

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4.       Compensation and Benefits. The Company shall pay Employee, and Employee accepts as full compensation for all services to be rendered to the Consolidated Company, the following compensation and benefits:

         4.1 Base Salary. During the Term, the Company shall pay Employee an annual base salary of Two Hundred Seventy Five Thousand Dollars ($275,000) per year, payable in equal installments at least monthly by the last day of each month or at more frequent intervals in accordance with the Company's customary pay schedule. During the Term, the base salary of Employee shall not be reduced below the minimum required by this Section. If Employee's employment continues beyond the expiration of the Term, Employee's annual base salary shall be as mutually agreed by the Board and Employee.

         4.2 Stock Options. Subject to Employee's execution of a stock option agreement in the standard form (as adjusted to reflect this Section 4.2) used by Parent for its 1998 Stock Option Plan (the "Plan"), the Company shall grant as of the date hereof to Employee an option to purchase up to 300,000 common shares of Parent ("Common Shares"), subject to the standard terms of the Plan modified as follows. The exercise price of the option shall be the Market Price (as defined below) of the Common Shares on the date first set forth above. The expiration date for the option shall be the 10th anniversary of the date first set forth above, subject to acceleration as set forth in the Plan. The option shall vest as follows (a) with respect to 100,000 Common Shares if, and only if, the Market Price of the Common Shares equals or exceeds $2.50 for at least fifteen consecutive trading days during the first year of the Initial Term (b) with respect to 100,000 Common Shares if, and only if the Market Price of the Common Shares equals or exceeds $3.50 for at least fifteen consecutive trading days before or during the second year of the Initial Term or (c) with respect to 100,000 Common Shares if, and only if, the Market Price of the Common Shares equals or exceeds $4.50 for at least fifteen consecutive trading days on or before the third anniversary of this Agreement. In addition, notwithstanding anything in the Plan to the contrary, if Employee's employment is terminated by the Company without Cause pursuant to Section 6.2 or by Employee for Good Reason pursuant to Section 6.3, such options shall continue to vest and continue to be exercisable until the date which is nine months after the effective date of such termination. "Market Price" shall mean the closing price of the Common Shares as reported by the principal United States market for the Common Shares with respect to a day such market was open for trading.

         4.3 Bonus. Employee shall be eligible to receive an annual bonus equal to up to one-half of Employee's base salary as of the last day of the calendar year to which such bonus relates upon the achievement of performance measures mutually agreed to by Employee and the Board. Employee and the Board shall, prior to the end of the first month of each calendar year, negotiate in good faith with the objective of agreeing upon performance objectives and related bonus amounts for the upcoming fiscal year. In the event that Employee and the Board are not able to reach such a mutual agreement, the amount of any bonus shall be in the discretion of the Board.

         4.4 Additional Benefits. Employee shall be eligible to participate in, and be subject to, the Company's employee benefit plans for, and policies governing, employees, if and when any such plans and policies may be adopted, including, without limitation, vacation and leave policies, bonus plans, pension or profit sharing plans, incentive stock plans, and those plans and policies covering life, disability, health, and dental insurance in accordance with the rules established in the discretion of the Board for individual participation in any such plans and policies as may be in effect from time to time.

         4.5 Board Seat. The Company shall, subject to any fiduciary duty of the members of the Board of Directors of Parent, use reasonable efforts to cause Employee to be appointed to the Board of Directors of Parent as soon as practicable. During the Term, at any time Employee is not a member of the Board of Directors of Parent, Employee shall have the right notice of meetings of the

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Board of  Directors  of Parent,  the right to attend any  meetings of the entire
Board of Directors of Parent and the right to receive all materials delivered to the directors of Parent in connection with such meetings.

         4.6 Deductions. The Company shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state or local tax or charge which may be hereafter enacted or required by law as a charge on compensation of Employee.

5. Business Expenses. The Company shall promptly reimburse Employee for all reasonable out-of-pocket entertainment and business expenses he incurs in fulfilling his duties hereunder, in accordance with the general policy of the Consolidated Company in effect from time to time, provided that Employee furnishes to the Company adequate records and other documentary evidence required by the general policy of the Consolidated Company and all federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal or state income tax returns of the Company.

6.       Termination of Employee's Employment.
         -------------------------------------

             6.1 Termination of Employment by the Company for Cause. Employee's employment may be terminated by the Company at any time for "Cause." For purposes of this Agreement, "Cause" shall include (i) Employee's material breach of this Agreement, which breach cannot be cured or, if capable of being cured, is not cured within fifteen (15) days after receipt of written notice of the need to cure, (ii) any act of theft, embezzlement, conversion or other taking or misuse of the property or opportunities of the Consolidated Company, (iii) any fraudulent or criminal activities, (iv) any grossly negligent or unethical activity, (v) any activity that causes substantial harm to the Consolidated Company, its reputation, or to its officers, directors or employees (including, without limitation, the illegal possession or consumption of drugs for which Employee does not have a valid prescription on Consolidated Company property or in the course of performing services for the Consolidated Company), or (vi) habitual neglect of or deliberate or intentional refusal to perform his duties and obligations under this Agreement. A determination of whether Employee's actions justify termination for Cause and the date on which such termination is effective shall be made in good faith by the Board. A termination of Employee's employment pursuant to this Section 6.1 shall be effective as of the effective date of the notice by the Board to Employee that it has made the required determination, or as of such subsequent date, if any, as is specified in such notice.

         6.2 Termination by the Company Without Cause. Upon not less than 15 day's prior written notice, the Company may terminate Employee's employment under this Agreement without Cause. A termination of Employee's employment pursuant to this Section 6.2 shall be effective as of the later of (i) 14 days after the effective date of the notice to Employee that the Company has elected to terminate his employment without Cause pursuant to this Section 6.2, or (ii) as of such subsequent date, if any, as is specified in such notice. A failure by the Company to renew this Agreement for the Renewal Term shall not be deemed to be termination without Cause.

         6.3 Termination By Employee For Good Reason. Employee may terminate his employment under this Agreement at any time for Good Reason, provided Employee has delivered a written notice to the Board of Directors that briefly describes the facts underlying Employee's belief that Good Reason exists and the Company has failed to cure such situation within 15 days of its receipt of such notice. For purposes of this Agreement, Good Reason shall mean and consist of:

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

             (a) a material breach by the Company of any of its obligations, duties, agreements, representations or warranties under this Agreement; or

             (b) without Employee's prior written consent, the transfer or relocation of Employee's place of employment to any place other than Washoe County, except for reasonable travel on the business of the Company.

         6.4 Termination by Employee Without Good Reason. Upon not less than 15 day's prior written notice (which notice shall specify the effective date of the termination), Employee may terminate his employment under this Agreement by such notice without Good Reason.

         6.5 Termination of Employment by Death. If Employee dies during the term of employment, Employee's employment shall be terminated effective as of the end of the calendar month during which Employee died.

         6.6 Disability. The Company or Employee may terminate Employee's employment under this Agreement if Employee shall become unable to fulfill his duties under this Agreement for a period of 90 days, as measured by the Consolidated Company's usual business activities, by reason of any medically determinable physical and/or mental disability determined in accordance with the procedure in this Section 6.6. If in the opinion of the Company or Employee, Employee is disabled for such 90 day period, then the following shall occur:

             (a) the Company or Employee shall promptly so notify (by dated written notice) the insurance company or carrier that, at that time, insures the employees of the Company against long-term disability (the "Company's Insurance Carrier") and request a determination as to whether Employee is disabled pursuant to the terms of the Company's long-term disability plan or policy; and

             (b) the matter of Employee's disability shall be resolved, and Employee and the Company shall abide by the decision of, the Company's Insurance Carrier.

A termination of Employee's employment pursuant to this Section 6.6 shall be effective ninety (90) days after the date as of which it is determined, pursuant to this Section 6.6, that Employee was disabled. If Employee is not covered by a Company-sponsored disability policy on the date that the Company and/or Employee believe that Employee may have a medically determinable physical and/or mental disability, the Board shall make the determination of whether Employee has a medically determinable physical and/or mental disability using the definition of disability, including applicable court interpretations, used for purposes of the Americans With Disabilities Act of 1990, as amended.

7.       Effect of Termination of Employee's Employment.
         -----------------------------------------------

         7.1 Provisions Applicable to All Terminations. In the event Employee's employment is terminated for any reason, (a) not later than 30 days after the effective date of the termination, all cash compensation described in this Agreement that was due through the effective date of the termination (or in the case of a termination under Section 6.6, within 30 days of the date the Company's Insurance Carrier makes a disability determination), but unpaid, shall be computed and paid to Employee by the Company; and (b) Employee, or his heirs, or estate, as the case may be, shall receive all compensation and employee benefits accrued through the effective date of the termination, and all benefits provided through the Company's insurance plans pursuant to the terms and conditions of such insurance plans or that the Company is required to provide by governing law.

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         7.2  Termination  by Company  With Cause or by  Employee  Without  Good
Reason. If Employee's employment is terminated by the Company for Cause pursuant to Section 6.1, by Employee without Good Reason pursuant to Section 6.4 or by either the Company or Employee after the expiration of the Term (i.e. the Initial Term if the Agreement is not renewed prior to the end of the first year; the Renewal Term if the Agreement is so renewed), then in such event, Employee shall not be entitled to any compensation in addition to that set forth in
Section 7.1.

         7.3 Termination by Company Without Cause or by Employee for Good Reason. If Employee's employment is terminated by the Company without Cause pursuant to Section 6.2 prior to the Expiration of the Term or by Employee for Good Reason pursuant to Section 6.3 prior to the expiration of the Term, then, in addition to complying with the requirements of Section 7.1, the Company shall continue to pay, when due in accordance with Section 4.1, to or for the benefit of Employee or, if applicable, his heirs or estate, as their rights may be, one hundred percent (100%) of any and all payments of annual base salary through the period ending on the 9-month of the effective date of the termination of Employee's service.

         7.4 Return of Company Property. Upon the termination or end of the employment of Employee with the Consolidated Company or at any time upon the request of the Company, Employee shall provide to the Consolidated Company all property belonging to the Consolidated Company, including, but not limited to, keys, card passes, credit cards, electronic equipment, cellular telephones, and Consolidated Company automobiles.

8.       Covenant Not to Compete
         -----------------------

         8.1 Covenant. Employee hereby agrees that, while he is employed by the Consolidated Company and during a period of 12 months following the termination of his employment with the Consolidated Company, Employee will not directly or indirectly compete (as defined in Section 8.2 below) with the Consolidated Company or its affiliates anywhere in the United States. It is the intention of the Company and Employee that this provision be interpreted to only prevent actual competitive harm to the Consolidated Company and not otherwise hinder or restrict Employee in his efforts to find continued employment in his field of training and expertise.

         8.2 Direct and Indirect Competition. As used herein, the phrase "directly or indirectly compete" shall include owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or being connected with or having any interest in, as a stockholder, director, officer, employee, agent, consultant, assistant, advisor, sole proprietor, partner or otherwise, any Competing Business (as defined below). For purposes of this Agreement, a "Competing Business" shall be any business or enterprise other than the Consolidated Company that is engaged in the Nanomaterials Business (as defined below). This prohibition, however, shall not apply to ownership of less than five percent (5%) of the voting stock in companies whose stock is traded on a national securities exchange or in the over-the-counter market. For purposes of this Agreement the "Nanomaterials Business" means the development, marketing, use, modification or exploitation of any technology or process for the production of pigments, metals, nanomaterials or other materials from titanium containing ores and other feed materials for use in any application being explored, considered or developed by the Consolidated Company at any time while Employee is employed with the Company, including, without limitation, the production of titanium dioxide pigments, the production of titanium metals, the production of pharmaceutical products or pharmaceutical delivery devices.

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The Company and the  Consolidated  Company  acknowledge  that Employee owns more than 5% and has a working relationship with the following non-public  Companies:
Alan  Gotcher & Company  Inc.,  Assure  Systems  Inc.,  Idea  Springs  LLC,  and
InDelible   Technologies,   Inc.,  "Gotcher  Entities".   The  Company  and  the
Consolidated Company recognize and acknowledge Employee's involvement as a passive investor in the Gotcher Entities.

         8.3 Nonsolicitation. Employee hereby agrees that, while he is employed by the Company pursuant to this Agreement, and, during a period of 12 months following the termination of his employment with the Company, he will not, directly or indirectly, through an affiliate or otherwise, for his account or the account of any other person, (a) solicit business substantially similar to the Nanomaterials Business from any person that at the time of termination is or was a customer of a Consolidated Company, whether or not he had personal contact with such person during and by reason of employment with a Consolidated Company;
(ii) in any manner induce or attempt to induce any employee of a Consolidated Company to terminate his or her employment with a Consolidated Company; or (iii) materially and adversely interfere with the relationship between a Consolidated Company and any employee, contractor, supplier, customer or shareholder of a Consolidated Company.

         8.4 Enforceability. If any of the provisions of this Section 8 is held unenforceable, the remaining provisions shall nevertheless remain enforceable, and the court making such determination shall modify, among other things, the scope, duration, or geographic area of this Section to preserve the enforceability hereof to the maximum extent then permitted by law. In addition, the enforceability of this Section is also subject to the injunctive and other equitable powers of a court as described in Section 12 below.

         8.5 Jurisdiction. For the sole purpose of enforcement of the Company's rights under this Section 8, the Company and Employee intend to and hereby confer jurisdiction to enforce the restrictions set forth in this Section 8 (the "Restrictions") upon the courts of any jurisdiction within the geographical scope of the Restrictions. If the courts of any one or more of such jurisdictions hold the Restrictions unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Employee that such determination not bar or in any way affect any Consolidated Company' rights to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictions, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants. In the event of any litigation between the parties under this Section 8, the court shall award reasonable attorneys fees to the prevailing party.

9.       Confidential Information
         ------------------------

         9.1 Definition. The term "Confidential Information" shall mean and include any information, including a formula, pattern, compilation, program, source code, device, method, technique, or process, that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) that is the subject of efforts that are reasonable under the circumstance to maintain its secrecy. Information that may be included in Confidential Information includes matters of a technical nature (including know-how, computer programs, software, patented as unpatented technology, source-code, accounting methods, and documentation), matters of a business nature (such as information about contract forms, costs, profits, employees, promotional methods, markets, market or marketing plans, sales, and client accounts), plans for further development, and any other information meeting the definition of Confidential Information set forth above. Confidential Information includes all proprietary information and know-how of the Consolidated Company, whether or not patented, related to the function,

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development,  use,  marketing,  operation or  modification of any process owned, developed or purchased by the Consolidated Company related to the production of pigments, metals, nanomaterials or other materials from titanium containing ores and other feed materials for use in any application presently being explored,
considered  or  developed  by  the  Consolidated  Company,  including,   without
limitation, the production of titanium dioxide pigments, the production of titanium metals and the production of pharmaceutical products or pharmaceutical delivery devices. Confidential information may also include any such information developed by Employee for the Consolidated Company while an employee of the
Consolidated   Company.   "Confidential   Information"   does  not  include  (i)
information that is in the public domain at the time the information is acquired by Employee, or (ii) information that later becomes public through no act or omission of Employee or other person subject to a duty to keep such information confidential.

         9.2 Nondisclosure and Non-Use of Confidential Information. Employee agrees that all files, records (including electronic or digitals records), documents, and the like relating to such Confidential Information, whether prepared by him or otherwise coming into his possession, shall remain the exclusive property of the Consolidated Company, and Employee hereby agrees to promptly disclose such Confidential Information to the Consolidated Company upon request and hereby assigns to the Consolidated Company any rights which he may acquire in any Confidential Information. Employee further agrees not to disclose or use any Confidential Information, and to use his best efforts to prevent the disclosure or use of any Confidential Information either during the term of his employment or consultancy or at any time thereafter, except as may be necessary in the ordinary course of performing his duties under this Agreement. Upon termination of Employee's employment or consultancy with the Consolidated Company for any reason, Employee shall promptly deliver to the Consolidated Company all materials, documents, data, equipment, and other physical property of any nature containing or pertaining to any Confidential Information, and Employee shall not take from the Consolidated Company's premises any such material or equipment or any reproduction thereof without the written consent of the Consolidated Company.


10.      Inventions
         ----------

         10.1 Disclosure of Inventions. Employee hereby agrees that if he conceives, learns, makes or first reduces to practice, either alone or jointly with others, any "Employment Invention" (as defined in Section 10.3 below) during his employment by the Consolidated Company, either as an employee or as a consultant, he will promptly disclose such Employment Invention to the Consolidated Company or to any person designated by it.

The Company and the Consolidated Company acknowledge that Employee owns more than 5% and has a working relationship with the following non-public Companies:
Alan Gotcher & Company Inc., Assure Systems Inc., Idea Springs LLC, and InDelible Technologies, Inc., "Gotcher Entities". The Company and the Consolidated Company recognize and acknowledge Employee's involvement as a passive investor in the Gotcher Entities.

         10.2 Ownership, Assignment, Assistance, and Power of Attorney. All Employment Inventions (as defined in Section 10.3 below) shall be the sole and exclusive property of the Consolidated Company, and the Consolidated Company shall have the right to use and to apply for patents, copyrights, or other statutory or common law protection for such Employment Inventions in any country. Employee hereby assigns to the Consolidated Company any rights which he may acquire in such Employment Inventions. Furthermore, Employee agrees to assist the Consolidated Company in every proper way at the Consolidated Company's expense to obtain patents, copyrights, and other statutory common law

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protections  for such  Employment  Inventions in any country and to enforce such rights from time to time. Specifically, Employee agrees to execute all documents as the Consolidated Company may desire for use in applying for and in obtaining or enforcing such patents, copyrights, and other statutory or common law protections together with any assignments thereof to the Consolidated Company or to any person designated by the Company. Employee's obligations under this
Section 10 shall continue beyond the termination of his employment under this Agreement, but the Consolidated Company shall compensate Employee at a rate agreed upon by Employee and the Consolidated Company pursuant to negotiations in good faith after such termination for the time which Employee actually spends at the Consolidated Company's request in rendering such assistance.

         10.3 Employment Inventions. The definition of Employment Invention as used in this Section 10 is as follows:

             "Employment   Invention"   means  any  invention  or  part  thereof
             conceived, developed, reduced to practice, or created by an employee which is:

                      (a) conceived,  developed, reduced to practice, or created by the employee:

                              (i) within the scope of his employment;

                              (ii) on his employer's time; or

                              (iii) with the aid,  assistance,  or use of any of
                      his employer's property, equipment, facilities, supplies, resources, or intellectual property;

                      (b) the result of any work, services,  or duties performed by an employee for his employer;

                      (c) related to the industry or trade of the employer; or

                      (d) related to the current or demonstrably anticipated business, research, or development of the employer.

             10.4 Exclusion of Prior Inventions. Exhibit A attached hereto is a complete list by Employee of all inventions which Employee has conceived, learned, made or first reduced to practice, either alone or jointly with others, prior to or during his employment with the Company and which he desires to exclude from the operation of this Agreement. If no inventions are listed on this Exhibit A, Employee represents that he has made no such inventions at the time of signing this Agreement. The Company hereby acknowledges and agrees that, for all purposes of this Agreement, none of the inventions listed on Exhibit A shall be treated as Employment Inventions hereunder.

             10.5 Inventions of Third Parties. Employee shall not disclose to the Consolidated Company, use in the course of his employment, or incorporate into the Consolidated Company's products or processes any confidential or proprietary information or inventions that belong to a third party, unless the Consolidated Company has received authorization from such third party.

11. No Conflicts. Employee hereby represents that his performance of all the terms of this Agreement and his work as an employee of the Company does not breach any oral or written agreement which he has made prior to his employment with the Company.

12. Equitable Remedies. Employee acknowledges and agrees that the breach or threatened breach by him of certain provisions of this Agreement, including without limitation Sections 8, 9, and 10 above, would cause irreparable harm to the Consolidated Company for which damages at law would be an inadequate remedy. Accordingly, Employee hereby agrees that in any such instance the Company shall be entitled to seek (without prior mediation or arbitration) injunctive or other equitable relief in any state or federal court within or without the State of Nevada in addition to any other remedy to which it may be entitled. Employee hereby submits to the jurisdiction of any courts within the City of Reno in the State of Nevada and agrees not to assert such venue is inconvenient.

13. Assignment. This Agreement is for the unique personal services of Employee and is not assignable or delegable in whole or in part by Employee without the consent of the Board. This Agreement may not be assigned or delegated in whole or in part by the Company without the written consent of Employee; provided, however, this Agreement may be assigned by the Company without Employee's prior written consent if such assignment is made to an entity acquiring substantially all of the business or assets of the Company.

14. Waiver or Modification. Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the parties hereto.

15. Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

16. Severability. If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

17. Attorneys' Fees. Should any Company, Parent or Employee default in any of the covenants contained in this Agreement, or in the event a dispute shall arise as to the meaning of any term of this Agreement, the defaulting or nonprevailing party shall pay all costs and expenses, including reasonable attorneys' fees, that may arise or accrue from enforcing this Agreement, securing an interpretation of any provision of this Agreement, or in pursuing any remedy provided by applicable law whether such remedy is pursued or interpretation is sought by the filing of a lawsuit, an appeal, or otherwise.

18. Confidentiality. Each of the parties acknowledges that the Common Shares are registered under the Securities Exchange Act of 1934, as amended, and a result, the Company may be required to, and hereby has authorization to, file this Agreement or any amendment hereto with the Securities and Exchange Commission without requesting confidential treatment for any portion hereof.

19. Notices. Any notice required hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by facsimile or other electronic transmission to the other party to the address or facsimile number set forth below or to such other address or facsimile number as either party may designate from time to time according to this provision. A notice delivered personally or by facsimile or electronic transmission shall be effective upon receipt. A notice delivered by mail or by private courier shall be effective on the third day after the day of mailing:

             (a)      To Employee at:           Alan J. Gotcher
                                                930 Tahoe Blvd., Suite 802
                                                Incline Village, NV 89451
                                                Facsimile No: (775) 833 0938


             (b)      To the Company at:        Altair Nanotechnologies Inc.
                                                204 Edison Way
                                                Reno, Nevada   89502
                                                Facsimile No: (775) 856-1619

20.      Disputes; Governing Law; Arbitration.
         -------------------------------------

             (a) Except as provided in Section  12, any dispute  concerning  the interpretation or construction of this Agreement or his employment or service with Company, shall be resolved by confidential mediation or binding arbitration in Reno, Nevada. The parties shall first attempt mediation with a neutral mediator agreed upon by the parties. If mediation is unsuccessful or if the parties are unable to agree upon a mediator, the dispute shall be submitted to arbitration pursuant to the procedures of the American Arbitration Association ("AAA") or other procedures agreed to by the parties. All arbitration proceedings shall be conducted by a neutral arbitrator mutually agreed upon by the parties from a list provided by AAA. The decision of the arbitrator shall be final and binding on all parties. The costs of mediation and arbitration shall be borne equally by the parties.

             (b) This Agreement shall be construed in accordance with and governed by the statutes and common law of the State of Nevada. To the extent this Agreement expressly permits any dispute to be resolved other than through arbitration or mediation, the exclusive venue for any such action shall be the state and federal courts located in Reno, Nevada, and the parties each hereby submit to the jurisdiction of such courts for purposes of this Agreement.

21. Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, all of which taken together shall form a single Agreement. A facsimile copy of this Agreement or any counterpart thereto shall be valid as an original.

               [intentionally left blank; signature page follows]

             IN WITNESS WHEREOF, Employee has signed this Altair Executive Employment Agreement personally and the Company and Parent have caused this Agreement to be executed by their duly authorized representatives.


                                            COMPANY:


                                            ALTAIR NANOMATERIALS, INC.
                                            a Nevada corporation


                                            By:  _______________________________

                                            Name:  _____________________________

                                            Title:  ____________________________



                                            PARENT:

                                            ALTAIR NANOTECHNOLOGIES INC.
                                            a Canadian corporation


                                            By:  _______________________________

                                            Name:  _____________________________

                                            Title:  ____________________________




                                             EMPLOYEE:

                                             /s/ Alan J. Gotcher
                                             -----------------------------------
                                             Alan J. Gotcher
                                             An individual

                                    EXHIBIT A

                         PRIOR INVENTIONS AND TRADEMARKS


1.       "The S/Mark(R) Message Code System"

2. Low Cost theft detection products comprising information based two-dimensional bar codes with a passive tag, alarm activation system.

3. Invisible ink, non-visible transfer tape printing, human and machine readable marking and imaging product technology systems.

4. Woven label product that incorporate invisible, two dimensional bar codes which contains the S/Mark (R) Message Code system.

5.       Invisible Inkjet printing ink

6.       InGeniusTM Invisible Ink Bar Code Reading Systems

7.       The Secure Logistic CompanySM

8.       InDelibleTM